FOR IMMEDIATE RELEASE

CONTACT:	Christi Cowdin
Director, Corporate Communications & Investor Relations
(248) 593-8810
ccowdin@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2017 AND REAFFIRMS FULL-YEAR 2017 EARNINGS PER SHARE GUIDANCE

Business Update

▪	Third quarter diluted earnings per share of $0.27

*	Third quarter adjusted diluted earnings per share(1) of $0.38

▪	Net sales increased from $151.7 million to $240.1 million, up 58.3%

▪	Westfalia integration and synergies on track

▪	Full-year 2017 earnings per share guidance reaffirmed

*	Diluted earnings per share between $0.50 and $0.60

*	Adjusted diluted earnings per share(2) between $1.04 and $1.14

Troy, Michigan, October 31, 2017 — Horizon Global Corporation (NYSE: HZN), the world’s leading manufacturer of branded towing and trailering equipment, today reported third quarter results, which demonstrated a strong commitment to driving progress against the Company’s key financial priorities.
“We delivered solid results. Our revenue and earnings per share met our expectations for third quarter, with organic growth offsetting the impact of the recent hurricanes and softness in the U.S. retail channel,” said Mark Zeffiro, President and Chief Executive Officer of Horizon Global. “Total Company revenue grew over 58% during the quarter, supported by growth in every region plus the acquired revenue attributable to Westfalia. Horizon Americas e-commerce grew at a double-digit pace and our OE business continued to expand on a global scale.
“We continue to execute on our 2017 initiatives, highlighted by the continued achievement of synergies in Europe, and we are confident we will achieve the previously stated €9 million target for the year. Horizon Asia-Pacific continued its trend of strong performance, delivering a third consecutive quarter of double-digit revenue growth.
“Our team’s focus on global collaboration is driving operational efficiency and product innovation, which improve our business prospects, create growth opportunities and increase profitability. As our global business continues to evolve, we see many positive trends continuing in our industry, including increasing truck, SUV and CUV global sales, from which we expect to benefit.”

2017 Third Quarter Segment Highlights
Horizon Americas. Net sales increased 4.3 percent, with contributions coming from OE, e-commerce and aftermarket channels. Operating profit decreased $2.0 million to $10.9 million, or 9.5 percent of net sales, due to higher material costs in advance of fully realized pricing actions and costs associated with protecting the Company’s intellectual property, which more than offset a favorable product mix.
Horizon Europe-Africa. Net sales increased by $74.9 million, driven by the acquisition of Westfalia. Strong growth in the OE channel offset challenges in the aftermarket channel. The Company continues to realign its strategy in the aftermarket channel in this region. Operating profit increased $2.5 million to $2.7 million, or 3.0 percent of net sales, primarily attributable to the acquisition of Westfalia and related integration savings. Adjusted operating profit(3) increased to $4.0 million, or 4.5 percent of net sales.
Horizon Asia-Pacific. Net sales increased 31.4 percent, or 27.2 percent on a constant currency basis(4), attributable, in part, to a regional bolt-on acquisition and increased volume in the industrial channel. Operating profit increased $2.1 million to $5.9 million, or 16.0 percent of net sales, as higher sales and operational improvements in the region’s manufacturing facilities more than offset acquisition-related costs.

Outlook

For full-year 2017, the Company expects:
▪Revenue growth of 38 to 41 percent; increased
▪Operating profit between $38.2 million and $44.2 million, up 320 to 380 basis points; revised

*	Adjusted operating profit(3) between $53 million and $59 million; unchanged, and up 20 to 70 basis points; revised
▪Operating cash flow between $40.0 million and $50.0 million; unchanged
▪Diluted earnings per share between $0.50 and $0.60; unchanged
*Adjusted diluted earnings per share(3) between $1.04 and $1.14; unchanged
Zeffiro concluded, “As we look toward 2018, we believe the momentum from our revenue and margin initiatives supports double-digit earnings per share growth. We expect to continue driving our business forward in all of our geographies, as we also focus on our key strategic priorities and continuing to build the best team in our industry.”
Conference Call Details
Horizon Global will host a conference call regarding third quarter 2017 earnings on Tuesday, October 31, 2017 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 97868808.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 97868808. The telephone replay will be available approximately two hours after the end of the call and continue through November 14, 2017.
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company’s commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,700 employees in 67 facilities across 21 countries.
For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company’s ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; the timing and amount of repurchases of the Company’s common stock, if any; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Appendix I details certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(2)
The Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, which exclude “Special Items,” that are included in the determination of operating profit and diluted earnings per share under GAAP. “Special Items” are certain costs, expenses, other charges, gains or income, that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. See Appendix IV for reconciliation of the non-GAAP financial measures the Company provides guidance on to the most comparable GAAP measure.

(3)
Please refer to “Company and Business Segment Financial Information,” which details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit excluding these Special Items to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

(4)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,470	$50,240
Receivables, net	112,360	77,570
Inventories	162,660	146,020
Prepaid expenses and other current assets	10,200	12,160
Total current assets	305,690	285,990
Property and equipment, net	110,830	93,760
Goodwill	145,910	120,190
Other intangibles, net	92,780	86,720
Deferred income taxes	10,790	9,370
Other assets	10,810	17,340
Total assets	$676,810	$613,370
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$9,510	$22,900
Accounts payable	111,380	111,450
Accrued liabilities	68,060	63,780
Total current liabilities	188,950	198,130
Long-term debt	269,710	327,040
Deferred income taxes	31,730	25,730
Other long-term liabilities	28,790	30,410
Total liabilities	519,180	581,310
Commitments and contingent liabilities	—	—
Total Horizon Global shareholders' equity	158,830	32,360
Noncontrolling interest	(1,200)	(300)
Total shareholders' equity	157,630	32,060
Total liabilities and shareholders' equity	$676,810	$613,370

Horizon Global Corporation
Condensed Consolidated Statements of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net sales	$240,120	$151,720	$696,990	$465,590
Cost of sales	(181,700)	(109,210)	(525,510)	(339,760)
Gross profit	58,420	42,510	171,480	125,830
Selling, general and administrative expenses	(44,800)	(35,850)	(134,280)	(97,510)
Impairment of intangible assets	—	—	—	(2,240)
Net loss on dispositions of property and equipment	(330)	(30)	(330)	(520)
Operating profit	13,290	6,630	36,870	25,560
Other expense, net:
Interest expense	(5,540)	(4,100)	(16,650)	(12,600)
Loss on extinguishment of debt	—	—	(4,640)	—
Other expense, net	(1,310)	(1,000)	(2,560)	(2,170)
Other expense, net	(6,850)	(5,100)	(23,850)	(14,770)
Income before income tax benefit (expense)	6,440	1,530	13,020	10,790
Income tax benefit (expense)	120	(1,160)	3,350	(900)
Net income	6,560	370	16,370	9,890
Less: Net loss attributable to noncontrolling interest	(330)	—	(920)	—
Net income attributable to Horizon Global	$6,890	$370	$17,290	$9,890
Net income per share attributable to Horizon Global:
Basic	$0.28	$0.02	$0.70	$0.55
Diluted	$0.27	$0.02	$0.69	$0.54
Weighted average common shares outstanding:
Basic	24,948,410	18,174,509	24,728,643	18,144,998
Diluted	25,379,252	18,519,077	25,154,800	18,333,226

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Nine months ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$16,370	$9,890
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Net loss on dispositions of property and equipment	330	520
Depreciation	10,280	7,490
Amortization of intangible assets	7,660	5,480
Impairment of intangible assets	—	2,240
Amortization of original issuance discount and debt issuance costs	5,090	1,390
Deferred income taxes	840	(1,500)
Loss on extinguishment of debt	4,640	—
Non-cash compensation expense	2,760	2,840
Amortization of purchase accounting inventory step-up	420	—
Increase in receivables	(28,360)	(8,260)
(Increase) decrease in inventories	(7,920)	19,920
(Increase) decrease in prepaid expenses and other assets	3,490	(1,670)
Decrease in accounts payable and accrued liabilities	(17,440)	(10,040)
Other, net	(480)	(790)
Net cash provided by (used for) operating activities	(2,320)	27,510
Cash Flows from Investing Activities:
Capital expenditures	(20,270)	(10,090)
Acquisition of businesses, net of cash acquired	(19,800)	—
Net proceeds from disposition of property and equipment	1,080	240
Net cash used for investing activities	(38,990)	(9,850)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	36,970	40,160
Repayments of borrowings on credit facilities	(41,630)	(39,030)
Repayments of borrowings on Term B Loan, inclusive of transaction costs	(187,820)	(7,500)
Proceeds from ABL Revolving Debt	114,500	105,230
Repayments of borrowings on ABL Revolving Debt	(94,500)	(98,430)
Proceeds from issuance of common stock, net of offering costs	79,920	—
Repurchase of common stock	(10,000)	—
Proceeds from issuance of Convertible Notes, net of issuance costs	121,130	—
Proceeds from issuance of Warrants, net of issuance costs	20,930	—
Payments on Convertible Note Hedges, inclusive of issuance costs	(29,680)	—
Other, net	(240)	(230)
Net cash provided by financing activities	9,580	200
Effect of exchange rate changes on cash	1,960	40
Cash and Cash Equivalents:
Increase (decrease) for the period	(29,770)	17,900
At beginning of period	50,240	23,520
At end of period	$20,470	$41,420
Supplemental disclosure of cash flow information:
Cash paid for interest	$10,090	$11,180

Horizon Global Corporation
Condensed Consolidated Statements of Shareholders’ Equity
(Unaudited - dollars in thousands)

	Common Stock	Paid-in Capital	Treasury Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Horizon Global Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at December 31, 2016	$210	$54,800	$—	$(14,310)	$(8,340)	$32,360	$(300)	$32,060
Net income (loss)	—	—	—	17,290	—	17,290	(920)	16,370
Other comprehensive income, net of tax	—	—	—	—	15,670	15,670	20	15,690
Issuance of common stock, net of issuance costs	40	79,880	—	—	—	79,920		79,920
Repurchase of common stock	—	—	(10,000)	—	—	(10,000)	—	(10,000)
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	—	(240)	—	—	—	(240)	—	(240)
Non-cash compensation expense	—	2,760	—	—	—	2,760	—	2,760
Issuance of Warrants, net of issuance costs	—	20,930	—	—	—	20,930	—	20,930
Initial equity component of the 2.75% Convertible Senior Notes due 2022, net of issuance costs and tax	—	19,690	—	—	—	19,690	—	19,690
Convertible Note Hedges, net of issuance costs and tax	—	(19,550)	—	—	—	(19,550)	—	(19,550)
Balance at September 30, 2017	$250	$158,270	$(10,000)	$2,980	$7,330	$158,830	$(1,200)	$157,630

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

We evaluate certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Horizon Americas
Net sales	$115,460	$110,730	$351,400	$350,170
Operating profit	$10,930	$12,910	$38,840	$35,630
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$780	$580	$780	$4,910
Impairment of intangible assets	$—	$50	$—	$2,330
Adjusted operating profit	$11,710	$13,540	$39,620	$42,870

Horizon Europe-Africa
Net sales	$87,950	$13,050	$253,070	$39,600
Operating profit	$2,680	$210	$5,950	$600
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$1,290	$40	$4,020	$320
Acquisition and integration costs	$—	$—	$270	$—
Adjusted operating profit	$3,970	$250	$10,240	$920

Horizon Asia-Pacific
Net sales	$36,710	$27,940	$92,520	$75,820
Operating profit	$5,880	$3,750	$13,240	$8,830
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$—	$—	$300	$—
Acquisition and integration costs	$980	$—	$1,000	$—
Adjusted operating profit	$6,860	$3,750	$14,540	$8,830

Corporate Expenses
Operating loss	$(6,200)	$(10,240)	$(21,160)	$(19,500)
Special Items to consider in evaluating operating loss:
Acquisition costs	$120	$4,570	$2,700	$4,570
Severance and business restructuring costs	$530	$—	$780	$—
Adjusted operating loss	$(5,550)	$(5,670)	$(17,680)	$(14,930)

Total Company
Net sales	$240,120	$151,720	$696,990	$465,590
Operating profit	$13,290	$6,630	$36,870	$25,560
Total Special Items to consider in evaluating operating profit	$3,700	$5,240	$9,850	$12,130
Adjusted operating profit	$16,990	$11,870	$46,720	$37,690

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income attributable to Horizon Global, as reported	$6,890	$370	$17,290	$9,890
Impact of Special Items to consider in evaluating quality of net income:
Severance and business restructuring costs	2,710	620	5,990	5,230
Impairment of intangible assets	—	50	—	2,330
Acquisition and integration costs	1,250	4,580	4,120	4,580
Loss on extinguishment of debt	—	—	4,640	—
Tax impact of Special Items	(1,180)	60	(4,740)	(1,920)
Adjusted net income	$9,670	$5,680	$27,300	$20,110

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Diluted earnings per share attributable to Horizon Global, as reported	$0.27	$0.02	$0.69	$0.54
Impact of Special Items to consider in evaluating quality of earnings per share:
Severance and business restructuring costs	0.11	0.03	0.24	0.29
Impairment of intangible assets	—	—	—	0.13
Acquisition and integration costs	0.05	0.25	0.16	0.25
Loss on extinguishment of debt	—	—	0.18	—
Tax impact of Special Items	(0.05)	—	(0.19)	(0.10)
Adjusted diluted earnings per share	$0.38	$0.30	$1.08	$1.11

Weighted average common shares outstanding, diluted, as reported	25,379,252	18,519,077	25,154,800	18,333,226

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three months ended September 30, 2017				Nine months ended September 30, 2017
	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated	Horizon Americas	Horizon Europe-Africa	Horizon Asia-Pacific	Consolidated
Revenue growth as reported	4.3%	573.9%	31.4%	58.3%	0.4%	539.1%	22.0%	49.7%
Less: currency impact	0.1%	3.7%	4.2%	1.1%	0.2%	(1.7)%	3.5%	0.6%
Revenue growth at constant currency	4.2%	570.2%	27.2%	57.2%	0.2%	540.8%	18.5%	49.1%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

This appendix reconciles net income to “Consolidated Bank EBITDA” as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance. The leverage ratios as of March 31, 2017 and June 30, 2017 were calculated based upon the U.S. GAAP definition of debt for our previously disclosed Convertible Note issuance during the first quarter of 2017. Based on discussions with the administrative agent under our credit agreement, the leverage ratio will be presented based on a U.S. GAAP exception outlined in the credit agreement, which provides our investors and lenders a clearer view of our total leverage position. Based upon this U.S. GAAP exception, our leverage ratio would have been 4.37x and 3.86x as of March 31, 2017 and June 30, 2017, respectively. The restated ratios are still in compliance with our covenant level of 5.25x for each quarter.

		Less:	Add:
	Year Ended December 31, 2016	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Twelve Months Ended September 30, 2017
Net income (loss) attributable to Horizon Global	$(12,360)	$9,890	$17,290	$(4,960)
Bank stipulated adjustments:
Interest expense, net (as defined)	20,080	12,600	16,650	24,130
Income tax (benefit) expense	(3,730)	900	(3,350)	(7,980)
Depreciation and amortization	18,220	12,970	17,940	23,190
Extraordinary charges	6,830	4,120	—	2,710
Non-cash compensation expense(a)	3,860	2,840	2,760	3,780
Other non-cash expenses or losses	16,460	3,410	1,050	14,100
Pro forma EBITDA of permitted acquisition	13,910	13,910	1,090	1,090
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	1,200	940	960	1,220
Debt extinguishment costs	—	—	4,640	4,640
Items limited to 25% of consolidated EBITDA:
Non-recurring expenses (b)	4,190	4,860	1,310	640
Acquisition integration costs (c)	4,290	—	8,230	12,520
Synergies related to permitted acquisition (d)	12,500	—	(8,330)	4,170
EBITDA limitation for non-recurring expenses (e)	(4,860)	—	2,620	(2,240)
Consolidated Bank EBITDA, as defined	$80,590	$66,440	$62,860	$77,010

	September 30, 2017
Total Consolidated Indebtedness (f)	$278,330
Consolidated Bank EBITDA, as defined	77,010
Actual leverage ratio	3.61	x
Covenant requirement	5.25	x
_________________________________

(a)	Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options.

(b)
Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $20 million in aggregate, commencing on or after January 1, 2015.

(c)	Under our credit agreement, costs and expenses related to the integration of the Westfalia acquisition, are not to exceed $10 million in any fiscal year and $30 million in aggregate.

(d)
Under our credit agreement, the add back for the amount of reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions, and other synergies cannot exceed $12.5 million for the Westfalia acquisition.

(e)	The amounts added to Consolidated Net Income pursuant to items in notes (b), (c), and (d) shall not exceed 25% of Consolidated EBITDA, excluding these items, for such period.

(f)
“Total Consolidated Indebtedness” refers to the sum of “long-term debt” and “current maturities, long-term debt”, with our Convertible Notes at their face value of $125.0 million and excluding certain credit facilities as defined in our Credit Agreement less domestic cash of $6.3 million and 65% of foreign cash, or $9.2 million, as of September 30, 2017

Appendix IV

Horizon Global Corporation
2017 Guidance Reconciliation
(Unaudited - dollars in thousands, except per share amounts)

The Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, which exclude “Special Items,” that are included in the determination of operating profit and diluted earnings per share under GAAP. “Special Items” are certain costs, expenses, other charges, gains or income, that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company provides guidance for adjusted operating profit and adjusted diluted earnings per share, excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. The following appendix reconciles the non-GAAP financial measures the Company provides guidance on to the most comparable GAAP measure.
Per share guidance provided below includes the impact of all common shares repurchased as part of the share repurchase program through October 31, 2017. The impact of any common shares repurchased subsequent to October 31, 2017 is not included and may impact the guidance provided below.
Full Year Guidance:

	Year ending on December 31, 2017				Year ended December 31, 2016
	Low End of Guidance		High End of Guidance
Revenue	$900,000		$915,000		$649,200

Operating profit	$38,200	4.2%	$44,200	4.8%	$6,300	1.0%
Estimated Special Items	14,800	1.6%	14,800	1.6%	30,860	4.8%
Adjusted operating profit	$53,000	5.9%	$59,000	6.4%	$37,160	5.7%
Basis point improvement		20 bps		70 bps

	Year ending on December 31, 2017
	Low End of Guidance	High End of Guidance
Diluted earnings per share	$0.50	$0.60
Impact of Special Items (including tax impact)	0.54	0.54
Adjusted diluted earnings per share	$1.04	$1.14

Estimated diluted weighted average common shares outstanding	25,300,000	25,300,000

Fourth Quarter 2017 Guidance:

	Three months ending on December 31, 2017
	Low End of Guidance	High End of Guidance
Diluted earnings per share	$(0.20)	$(0.12)
Impact of Special Items (including tax impact)	0.16	0.16
Adjusted diluted earnings per share	$(0.04)	$0.04

Estimated diluted weighted average common shares outstanding	25,400,000	25,400,000